Ferguson
& Company                   FINANCIAL
                            INSTITUTION
                            CONSULTING


Suite 305
860 W. Airport Frwy
Hurst, Texas   76054
(817) 577-9558
(817) 577-3054 Fax

                                             October 30, 1998



Boards of Directors
Neodesha Savings and Loan Association, FSA, and
First Independence Corporation
Myrtle & Sixth Streets
Independence, Kansas   67301

Directors:

         We hereby consent to the use of our firm's name in the Application for Approval of Merger Conversion, to be filed with the Office of Thrift
Supervision, of Neodesha Savings and Loan Association, FSA, and any amendments thereto, in the SEC Registration Statement of First Independence Corporation, and any amendments thereto. We also hereby consent to the inclusion of, summary of, and references to our Appraisal Report and our opinion concerning subscription rights in such filings including the Prospectus of First Independence Corporation.

                                                      Sincerely

                                                      /s/ Robin L. Fussell

                                                      Robin L. Fussell
                                                      Principal